GRENADA SUNBURST SYSTEM CORPORATION
                            EMPLOYMENT AGREEMENT


     This agreement ("Agreement") has been entered into this 18th day of April, 1994, by and between Grenada Sunburst System Corporation ("Company"), and ____________________, an individual ("Executive").


                                  RECITALS


     The Board of Directors of the Company ("Board") has determined that it is in the best interests of the Company and its stockholders to reinforce and encourage the continued attention and dedication of the Executive to the Company as a member of management of the Company or as a member of management of a subsidiary of the Company, and to assure that the Company will have the continued dedication of the Executive, notwithstanding the possibility, threat, or occurrence of a Change in Control (as defined below) of the Company. The Board believes that it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by a pending or threatened Change in Control and to encourage the Executive's full attention and dedication to the Company or a subsidiary currently and in the event of any threatened or pending Change in Control which ensures that the compensation and benefits expectations of the Execu tive will be satisfied and which are competitive with those of other corporations. Therefore, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.
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                          IT IS AGREED AS FOLLOWS:


Section 1: Definitions and Construction

     1.1 Definitions. For purposes of this Agreement, the following words and phrases, whether or not capitalized, shall have the meanings specified below unless the context plainly requires a different meaning.

       (a)  "Board" means the Board of Directors of the Company.

       (b) "Change in Control" means a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, for purposes of this Agreement, a Change in Control shall be deemed to have occurred if (i) any Person (other than the Company) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company which represent 20% or more of the combined voting power of the Company's then outstanding securities; (ii) during any period of two (2) consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute the majority thereof, unless the election, or the nomination for election, by the Company's stockholders, of each new director is approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors at the beginning of the period but excluding any individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such term is used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; (iii) there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company's common stock is converted into cash, securities, or other property, other than a merger of the Company in which the holders of the Company's Common stock immediately prior to the merger have the same proportionate owner- ship of common stock of the surviving corporation immediately after the merger; (iv) there is consummated any consolidation or merger of the Company in which the Company is the continuing or surviving corporation in which the holders of the Company's Common Stock immediately prior to the merger do not own seventy percent (70%) or more of the stock of the surviving corporation immediately after the merger; (v) there is consummated any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or (vi) the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company.

       (c)  "Change in Control" shall mean the date of the Change in Control.
       (d)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (e) "Company" means Grenada Sunburst System Corporation, a Delaware Corporation, for the purpose of determining if a Change in Control has occurred. For the purpose of an employment relationship, it includes any subsidiary of Grenada Sunburst System Corporation.

       (f)  "Effective Date" shall mean April 18, 1994.

       (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

       (h) "Person" means any "person" within the meaning of 13(d) and 14(d) of the Exchange Act.

       (i) "Term" means the period that begins on the Effective Date and ends on January 31, 1997, unless prior thereto a Change in Control shall have occurred.
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XXX BEGIN PAGE 3 HERE XXX

     1.2 Gender and Number. When appropriate, pronouns herein used in the masculine gender include the feminine gender, words in the singular include the plural, and words in the plural include the singular.

     1.3 Headings. All headings herein are included solely for ease of reference and do not bear on the interpretation of the text. Accordingly, as used herein, the terms "Article" and "Section" mean the text that accompanies the specified Article or Section hereof.

     1.4 Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of law principles.

Section 2: Terms and Conditions of Employment.

     2.1 Severance Benefits. In order to induce the Executive to remain in the employ of the Company and in consideration of Executive's agreeing to remain in the employ of the Company subject to the terms and conditions set forth herein, this Agreement sets forth the severance benefits which the Company agrees will be provided to the Executive in the event the Executive's employment with the Company is terminated subsequent to a Change in Control under the circumstances described herein.

     2.2 Positions and Duties. Prior to the receipt of benefits under this Agreement, the Executive shall serve as an officer of the Company or of a subsidiary thereof, subject to the reasonable directions of the Board and the immediate superior of the Executive. During the term of this Agreement, Executive agrees that Executive will not voluntarily leave the employ of the Company except as may be permitted hereunder. Any violation of this Section
2.2 by the Executive prior to a Change in Control shall result in a termination hereof and the Executive shall have no other liability hereunder for such action. Notwithstanding the foregoing, the Company may terminate Executive's employment at any time, subject to providing the benefits hereinafter specified in accordance with the terms hereof. Following a Change in Control, the Executive's position (including status, offices, titles and reporting requirements), authority, duties and responsibilities shall be at least commensurate in all material respects with those assigned to, or held and exercised by, the Executive immediately preceding the date on which a Change in Control occurs.

     2.3 Situs of Employment. Following a Change in Control, the Executive's services shall be performed at the location where the Executive was employed immediately prior to the Change in Control by the Company or any subsidiary.

     2.4  Compensation.

       (a) Annual Base Salary. The annual base salary ("Annual Base Salary") shall be an amount equal to the salary the Executive was receiving during the month immediately preceding a Change in Control computed on an annualized basis.

       (b) Incentive Bonuses. Incentive bonuses ("Incentive Bonus") shall mean any bonuses provided through any incentive compensation plan, subject to the provisions of such plan.

       (c) Welfare Benefit Plans. Welfare benefit plans shall mean practices, policies and programs provided by the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), subject to the provisions of such welfare benefit plans.

XXX BEGIN PAGE 4 HERE XXX

Section 3: Termination of Employment.

    3.1 Death. The Executive's employment shall terminate automatically upon the Executive's death during the Term of this Agreement.

    3.2 Disability. Following a Change in Control, if the Company determines in good faith that the Disability of the Executive has occurred (pursuant to the definition of Disability set forth below), the Company may give to the Executive written notice in accordance with Section 7.1 of the intention of the Company to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the thirtieth (30th) day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the thirty (30) days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean that the Executive has been unable to perform the services required of the Executive hereunder on a full-time basis for a period of one hundred eighty (180) consecutive business days by reason of a physical and/or mental condition. "Disability" shall be deemed to exist when certified by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative (such agreement as to acceptability not to be withheld unreasonably). The Executive will submit to such medical or psychiatric examinations and tests as such physician deems necessary to make any such Disability determination.

     3.3 Termination for Cause. Following a Change in Control, the Company may terminate the Executive's employment for "Cause," which shall mean termination based upon: (a) the Executive's willful and continued failure to perform the Executive's duties with the Company (other than as a result of incapacity due to physical or mental condition), after a demand for substantial performance is delivered to the Executive by the Chief Executive Officer of the Company or the Chairman of the Compensation Committee of the Board, which specifically identifies the manner in which the Executive has not substantially performed the Executive's duties, (b) the Executive's willful commission of misconduct which is materially injurious to the Company, monetarily or otherwise, or (c) the Executive's material breach of any provision of this Agreement. For purposes of this paragraphs, no act, or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, without good faith and without reasonable belief that the act or omission was in the best interests of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until (a) the Executive receives a Notice of Termination (as defined in Section 3.5) from the Chief Executive Officer of the Company or the Chairman of the Compensation Committee of the board, (b) the Executive is given the opportunity, with counsel, to be heard before the Board, and (c) the Board finds, in its good faith opinion, that the Executive was guilty of the conduct set forth in the Notice of Termination.

     3.4 Good Reason. Following a Change in Control, the Executive may terminate employment with the Company for "Good Reason," which shall mean termination based upon:

       (a) the assignment to the Executive of any duties inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2.2 or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose any action not taken in bad faith and which is remedied by the Company promptly after notice thereof given by the Executive;

       (b)(i) the failure by the Company to continue in effect any benefit or compensation plan, stock ownership plan, life insurance plan, health and accident plan or disability plan in which the Executive is participating as specified in Section 2.4(b) or 2.4(c) or (ii) the taking of any action by the Company which would adversely affect the Executive's participation in, or materially reduce the Executive's benefits under, any plans described in
Section 2.4(b) or 2.4(c), or deprive the Executive of any material fringe benefit enjoyed by the Executive as described in Section 2.4(b) or 2.4(c);

       (c) the Company's requiring the Executive to be based at any office or location other than that described in Section 2.3;
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XXX BEGIN PAGE 5 HERE XXX

       (d)  a material breach by the Company of any provision hereof;

       (e) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement;

       (f)  within a period ending at the close of business on the date two
(2) years after the Change in Control Date, any failure by the Company to comply with and satisfy Section 6.2 on or after the Change in Control Date; or

For purposes of this Section any good faith determination of "Good Reason" made by the Executive shall be conclusive.

     3.5 Notice of Termination. Any termination by the Company for Cause or Disability, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party, given in accordance with Section
7.1. For purposes of this Agreement, a "Notice of Termination" means a written notice which (a) indicates the specific termination provision herein relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated, and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than fifteen [15] days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company hereunder or preclude the Executive or the Company from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

     3.6 Date of Termination. "Date of Termination" means (a) if the Executive's employment is terminated by the Company with or without Cause, or by the Executive for Good Reason, the date of Termination shall be the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, or (b) if the Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of the Executive or the Disability Effective Date, as the case may be.

Section 4: Certain Benefits Upon Termination of Employment.

     4.1 Termination after a Change in Control. If a Change in Control occurs during the Term of this Agreement and within two (2) years after such Change in Control, either the Company shall terminate the Executive's employment without Cause, or the Executive shall terminate employment with the Company for Good Reason, then the Executive shall be entitled to the benefits provided below:

       (a) "Accrued Obligations": On the tenth (10th) business day following the Date of Termination, the Company shall pay to the Executive the sum of (i) the Executive's Annual Base Salary prorated through the Date of Termination to the extent not previously paid, and (ii) any accrued vacation pay to the extent not previously paid.

       (b) "Severance Amount": On the tenth (10th) business day following the Date of Termination, the Company shall pay to the Executive as severance pay a lump sum cash payment in an amount equal to ___ (_) times the Executive's Annual Base Salary in effect on the Date of Termination.
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XXX BEGIN PAGE 6 HERE XXX

       (c) "Stock Options": To the extent not otherwise provided for under the terms of any of the Company's stock option agreements, all such stock options granted by the Company shall be fully exercisable as of the Date of Termination and, except for "incentive stock options" within the meaning of Code 422, shall remain fully exercisable for six months following the Date of Termination.

       (d) "Other Benefits": To the extent not previously paid or provided, the Company shall timely pay or provide to the Executive and/or the Executive's family any other amounts or benefits required to be paid or provided for which the Executive and/or the Executive's family is eligible to receive pursuant hereto and under any plan, program, policy or practice or contract or agreement of the Company as those provided generally to other peer executives and their families during the ninety (90) day period immedi ately preceding the Effective Date or, if more favorable to the Executive, as those provided generally after the Effective Date to other peer executives of the Company and their families.

       (e) "Excess Parachute Payment": Anything herein to the contrary notwithstanding, in the event that an independent accountant shall determine that any payment or distribution by the Company to or for the benefit of Executive (whether paid or payable or distributed or distributable pursuant to the terms hereof or otherwise) (a "Payment") would be nondeductible by the Company for Federal income tax purposes because of Code 280G or would constitute an "excess parachute payment" (as defined in Code 280G), then the aggregate present value of amounts payment or distributable to or for the benefit of the Executive pursuant hereto or pursuant to any other agreement with the company because of the occurrence of a Change in Control (such payments or distributions are hereinafter referred to as "Agreement Payments") shall be reduced (but not below zero) to the Reduced Amount. For purposes of this paragraph, the "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any payment to be nondeductible by the Company because of Code 280G or without causing any portion of the Payment to be subject to the excise tax imposed by Code 4999.

If the independent accountant determines that any Payment would be nondeductible by the Company because of Code 280G or that any portion of the Payment would be subject to the excise tax imposed by Code 4999, the Company shall promptly give Executive notice to that effect and a copy of the detailed calculation thereof and of the Reduced Amount. The Executive may then elect, in the Executive's sole discretion, which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such elec tion the aggregate present value of the Agreement Payments equals the Reduced Amount), and shall advise the Company in writing of the Executive's election within ten (10) days after the Executive's receipt of such notice. If no such election is made by the Executive within such ten-day period, the Company may elect which and how much of the Agreement Payments shall be eliminated or reduced (as long as after such election the aggregate present value of the Agreement Payments equals the Reduced Amount) and shall notify the Executive promptly of such election. For purposes of this paragraph, present value shall be determined in accordance with Code 280G(d)(4). All determinations made by the independent accountant under this paragraph shall be binding upon the Company and the Executive and shall be made within sixty
(60) days of a termination of employment of the Executive. As promptly as practicable following such determination and the elections hereunder, the Company shall pay to or distribute to or for the benefit of the Executive such amounts as are then due to the Executive hereunder and shall promptly pay to or distribute for the benefit of the Executive in the future such amounts as become due to the Executive hereunder.
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XXX BEGIN PAGE 7 HERE XXX

As a result of the uncertainty in the application of Code 280G and 4999 at the time of the initial determination by the independent accountant hereunder, it is possible that Agreement Payments will be made by the Company which should not have been made ("Overpayment") or that additional Agreement Payments which have not been made by the Company should have been made ("Underpayment"), in each case, consistent with the calculation of the Reduced Amount hereunder. In the event that the independent accountant, based upon the assertion of a deficiency by the Internal Revenue Service against the Company or the Executive which the independent accountant believes has a high probability of success, determines that an Overpayment has been made, any such Overpayment shall be treated for all purposes as a loan to the Executive which the Executive shall repay to the Company, together with interest at the applicable Federal rate provided for in Code 7872(f)(2); provided, however, that no amount shall be payable by the Executive to the Company if and to the extent such payment would not reduce the amount which is subject to taxation under Code 4999 or if the period of limitations for assessment of tax under Code 4999 against the Executive shall have expired. If the Executive is required to repay an amount under this Section, the Executive shall repay such amount over a period of time not to exceed one (1) year for each twenty-five thousand dollars ($25,000) which the Executive must repay to the Company. In the event that the independent accountant, based upon controlling precedent, determines that an Underpayment has occurred, any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive together with interest at the applicable Federal rate provided for in Code 7872(f)(2)(A).

     4.2 Death. If the Executive's employment is terminated by reason of the Executive's death during the Term hereof (either prior or subsequent to a Change in Control), this Agreement shall terminate without further obligation to the Executive's legal representatives hereunder.

     4.3 Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Term hereof subsequent to a Change in Control, this Agreement shall terminate without further obligations to the Executive.

     4.4 Termination for Cause; Executive's Termination Other Than For Good Reason After a Change in Control. If the Executive's employment shall be terminated for Cause during the Term hereof (either prior to or subsequent to a Change in Control), this Agreement shall terminate without further obligations to the Executive. If the Executive terminates employment with the Company during the Term hereof (other than for Good Reason after a Change in Control), this Agreement shall terminate without further obligations to the Executive.

     4.5 Non-Exclusivity of Rights. Nothing herein shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company. Amounts which are vested benefits of which the Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement with, the Company at or subsequent to the Date of Termination, shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     4.6 Full Settlement. The Company's obligation to make the payments provided for herein and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions hereof and such amounts shall not be reduced whether or not the Executive obtains other employment. The company agrees, only on and after a Change in Control Date to pay promptly as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Executive or others of the validity or enforceability of, or liability under, any provision hereof or any guarantee of performance thereof (including as a result of any contest by the Executive regarding the amount of any payment pursuant hereto), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Code 7872(f)(2)(A).
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XXX BEGIN PAGE 8 HERE XXX

     4.7 Resolution of Disputes. If there shall be any dispute between the Company and the Executive (a) in the event of any termination of the Executive's employment by the Company, whether or not such termination was for Cause, or (b) in the event of any termination of employment by the Executive, whether Good Reason existed, then, unless and until there is a final nonappealable judgment by a court of competent jurisdiction declaring that such termination was for Cause or that the determination by the Executive of the existence of Good Reason was not made in good faith, the Company shall, only on and after a Change in Control Date pay all amounts, and provide all benefits, to the Executive and/or the Executive's family or other beneficiaries, as the case may be, that the Company would be required to pay or provide pursuant to Section 4.1 or 4.2 as though such termination were by the Company without Cause or by the Executive with Good Reason; provided, however, that the Company shall not be required to pay any disputed amounts pursuant to this paragraph except upon receipt of an undertaking by or on behalf of the Executive to repay all such amounts to which the Executive is ultimately adjudged by such court not to be entitled.

Section 5: Confidential Information. The Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its or their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company and which shall not be or become public knowledge (other than by acts of the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section constitute a basis for deferring or withholding any amounts otherwise payable to the Executive under this Agreement.

Section 6: Successors.

     6.1 Successors of Executive. This Agreement is personal to the Executive and, without the prior written consent of the Company, shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     6.2 Successors of Company. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement upon the effectiveness of any such succession shall be a breach hereof and shall entitle the Executive to terminate the Agreement at the Executive's option on or after the Change in Control for Good Reason. As used herein, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

XXX BEGIN PAGE 9 HERE XXX

Section 7: Miscellaneous.

     7.1 Notice. For purposes of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses as set forth below; provided that all notices to the Company shall be directed to the attention of the Chairman of the Board of the Company with a copy to the Secretary of the Company, or to such other address as one party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

         Notice to Executive
        --------------------

        --------------------
        --------------------
        --------------------


         Notice to Company:
        -------------------

         Grenada Sunburst System Corporation
         2000 Gateway
         Grenada, Mississippi 38902-0947

     7.2 Validity. The invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any other portion of this Agreement.

     7.3 Withholding. The Company may withhold from any amounts payable hereunder such Federal, state, or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.
     7.4 Waiver. The Executive's or the Company's failure to insist upon a strict compliance with any provision hereof or any other provision hereof or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 3.4 shall not be deemed to be a waiver of such provision or right or any other provision or right hereof.

     7.5 Effect on Other Employment Agreements. The terms hereof shall supersede all other employment or other agreements with respect to severance entered into by and between the Executive and the Company, or the Executive and any other employer, and this Agreement shall constitute the governing agreement pursuant to which the Company shall have obligations to the Executive upon the termination of the Executive's relationship with the Company or any subsidiary.

    IN WITNESS WHEREOF, the Executive and the Company, pursuant to the authorization from its Board, have caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

    EXECUTIVE


    ------------------------------------------------



GRENADA SUNBURST SYSTEM CORPORATION



By:
   ---------------------------------------------
   Edwin T. Cofer, General Counsel and Secretary